EXHIBIT 21

                        SUBSIDIARIES OF EVOLVE ONE, INC.


         Subsidiary Name                         State of Organization
         ---------------                         ---------------------

         A1Discount Perfume, Inc.                       Florida

         International Internet Venture I, LLC          Nevada

         StogiesOnline.com, Inc.                        Nevada